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                                       Registration No. 33-

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       FRONTIER CORPORATION
      (Exact name of registrant as specified in its charter)

                 NEW YORK                       16-0613330
       (State or other jurisdiction             (I.R.S. Employer
      of incorporation or organization)         Identification No.)
      --------------------------------          -------------------

180 South Clinton Avenue Rochester, New York   14646-0700
(Address of Principal Executive Offices)      (Zip Code)

                       FRONTIER CORPORATION
                   EMPLOYEES' STOCK OPTION PLAN
                     (Full title of the Plan)

                    Josephine S. Trubek, Esq.
                       Corporate Secretary
                       Frontier Corporation
                     180 South Clinton Avenue
                  Rochester, New York 14646-0700
                          (716) 777-6713
   ------------------------------------------------------------
    (Name, address and telephone number of agent for service)
   ------------------------------------------------------------
                     Copy to: Karen Gratch, Esq.
                       Frontier Corporation
                     180 South Clinton Avenue
                  Rochester, New York 14646-0700

                    CALCULATION OF REGISTRATION FEE

Title of          Proposed        Proposed          Proposed           Amount of
securities to   amount to be   Maximum Offering Maximum Aggregate    Registration
be registered    registered    price per share*   Offering Price*         Fee
- -------------   ------------   ---------------- -----------------    ------------
Common Stock     8,000,000        $ 32.625        $261,000,000          $89,993
$1.00 par value

* Inserted solely for the purposes of calculating the registration fee pursuant to
  Rule 457(h) and based upon the average of the high and low prices for the registrant's
  Common Stock on the New York Stock Exchange reported as of May 28, 1996.

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                             Part II

                   INFORMATION REQUIRED IN THE
                      REGISTRATION STATEMENT



Item 3. Incorporation of Certain Documents by Reference.


      The following documents which have been filed by Frontier
Corporation (the "Company") with the Securities and Exchange
Commission are incorporated herein by reference:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed on March 27, 1996 pursuant to Section 13 of the Securities Exchange Act of 1934.

      (b) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1995.

      (c) The description of the Company's Common Stock contained in the Company's registration statement filed under
Section 12 of the Securities Exchange Act, including all amendments or reports filed for the purpose of updating such description, including specifically, but not limited to
Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed on March 28, 1995.

      All documents subsequently filed by the Company or the Company's Employees' Stock Option Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.


Item 4. Description of Securities.

      Not Applicable.



Item 5. Interests of Named Experts and Counsel.

      The legality of the Plan and Common Stock has been passed upon by Karen Gratch, Esq., Attorney in the Legal Department of the Company.


Item 6. Indemnification of Directors and Officers

      The Business Corporation Law of the State of New York ("BCL") provides that if a derivative action is brought against a director or officer, the Company may indemnify him or her against amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in connection with the defense or settlement of such action, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the Company, except that no indemnification shall be made without court approval in respect of a threatened action, or a pending action settled or otherwise disposed of, or in respect of any matter as to which such director or officer has been found liable to the Company.
In a nonderivative action or threatened action, the BCL provides that the Company may indemnify a director or officer against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in defending such action if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the Company.

      Under the BCL, a director or officer who is successful, either in a derivative or nonderivative action, is entitled to indemnification as outlined above. Under any other circumstances, such director or officer may be indemnified only if certain conditions specified in the BCL are met. The indemnification provisions of the BCL are not exclusive of any other rights to which a director or officer seeking indemnification may be entitled pursuant to the provisions of the certificate of incorporation or the bylaws of a corporation or, when authorized by such certificate of incorporation or bylaws, pursuant to a shareholders' resolution, a directors' resolution or an agreement providing for such indemnification.

      The above is a general summary of certain provisions of the BCL and is subject, in all cases, to the specific and detailed provisions of Sections 721-725 of the BCL.

      The Restated Certificate of Incorporation of the Company limits the personal liability of directors to the Company or its shareholders to the fullest extent permitted by the BCL.

      Article II, Section 12, of the Company's By-Laws contains provisions authorizing indemnification by the Company of directors and officers against certain liabilities and expenses which they may incur as directors and officers of the Company or of certain other entitles in accordance with, and to the fullest extent permitted by, Sections 721-725 of the BCL.

      Section 726 of the BCL also contains provisions authorizing a corporation to obtain insurance on behalf of any director and officer against liabilities, whether or not the corporation would have the power to indemnify against such liabilities. The Company maintains Executive Liability and Defense coverage under which the directors and officers of the Company are insured, subject to the limits of the policy, against certain losses, as defined in the policy, arising from claims made against such directors and officers by reason of any wrongful acts as defined in the policy, in their respective capacities as directors or officers.


Item 7. Exemption from Registration Claimed.

      Not applicable.


Item 8. Exhibits.

      See Exhibit Index.


Item 9. Undertakings.


A.   Post-Effective Amendments

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i)     To include any prospectus required by
                        Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
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                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on May 29, 1996.

                              FRONTIER CORPORATION


                                   /s/ Ronald L. Bittner
                              By:   ------------------------
                                    Ronald L. Bittner
                                    Chairman, Chief Executive
                                    Officer and Director



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                                    /s/ Louis L. Massaro
Date: May 29, 1996            By:   --------------------------
                                    Louis L. Massaro
                                    Executive Vice President,
                                    Chief Financial Officer and
                                    Chief Administrative Officer
                                    (principal financial officer)


                                   /s/ Richard A. Smith
Date: May 29, 1996            By:   ---------------------------
                                    Richard A. Smith
                                    Vice President and Controller
                                    (principal accounting
                                     officer)

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                            SIGNATURES

                            DIRECTORS


Date:                         By:  -------------------------
                                    Patricia C. Barron

Date: April 24, 1996          By:  /s/ Raul E. Cesan*
                                   -------------------------
                                    Raul E. Cesan

Date: April 24, 1996          By:  /s/ Brenda E. Edgerton*
                                   -------------------------
                                    Brenda E. Edgerton

Date:  April 24, 1996         By:  /s/ Jairo A. Estrada*
                                   -------------------------
                                    Jairo A. Estrada

Date:  April 24, 1996         By:  /s/ Michael E. Faherty*
                                   -------------------------
                                    Michael E. Faherty

Date:  April 24, 1996         By:  /s/ Daniel E. Gill*
                                   -------------------------
                                    Daniel E. Gill

Date:  April 24, 1996         By:  /s/ Alan C. Hasselwander*
                                   --------------------------
                                    Alan C. Hasselwander

                                   /s/ Robert J. Holland, Jr.
Date:  April 24, 1996         By:  --------------------------
                                    Robert J. Holland, Jr.

Date:  April 24, 1996         By:  /s/ Douglas H. McCorkindale*
                                   ----------------------------
                                    Douglas H. McCorkindale

Date:  April 24, 1996         By:  ----------------------------
                                    Marvin C. Moses

Date:  April 24, 1996         By:  /s/ Dr. Leo J. Thomas*
                                   ----------------------------
                                    Dr. Leo J. Thomas

Date:  April 24, 1996         By:  /s/ Richard J. Uhl*
                                   ----------------------------
                                    Richard J. Uhl


                       /s/ Louis L. Massaro
                  *By: -------------------------
                         Louis L. Massaro
                         Attorney-In-Fact
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                            SIGNATURES


    The Plan.  Pursuant to the requirements of the Securities
Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New
York, on the 29th day of May, 1996.


                              FRONTIER CORPORATION EMPLOYEES'
                              STOCK OPTION PLAN


                                  /s/ Janet F. Sansone
                              By: --------------------------
                                   Janet F. Sansone
                                   Chair - Management Benefits
                                   Committee
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                      EXHIBIT INDEX

Exhibit
Number    Description                        Reference
- --------  -----------                        ----------

4.1       Copy of Indenture between the      Incorporated by
          Company and Manufacturers Hanover  reference to Exhibit
          Trust Company, Trustee, dated      4-12 to Form 10-K
          September 1, 1986                  for the year ended
                                             December 31, 1986

4.2       Copy of First Supplemental         Incorporated by
          Indenture to said Indenture,       reference to Exhbit
          made by the Company to             4(b) to Registration
          Manufacturers Hanover Trust        Statement 33-32035
          Company, Trustee, dated
          December 1, 1989

4.3       Copy of 10.46% Non Negotiable      Incorporated by
          Convertible Debenture due          reference to Exhibit
          October 27, 2008 from the          4-14 to Form 10-K
          Company to The Walters Trust       for the year ended
                                             December 31, 1988

4.4       Copy of 9% Debenture due           Incorporated by
          August 15, 2021                    reference Exhibit
                                             4-16 to Form 10-K
                                             for the year ended
                                             December 31, 1991

4.5       Copy of Indenture between the      Incorporated by
          Company and Chase Manhattan        reference to Exhibit
          Bank,N.A. dated August 9,          4.5 to Form 10-K
          1995                               for the year ended
                                             December 31, 1995

4.6       Restated Certificate of            Incorporated by
          Incorporation                      reference to Exhibit
                                             3.1 to Form 10-K
                                             for the year ended
                                             December 31, 1995

4.7       Amendment to Restated Certificate  Incorporated by
          of Incorporation                   reference to Exhibit
                                             3.2 to Form 10-K
                                             for the year ended
                                             December 31, 1995

4.8       By-laws                            Incorporated by
                                             reference to Exhibit
                                             3 to Form 10-Q
                                             for the quarter
                                             ended March 31, 1996

4.9       Frontier Corporation Employees'    Filed herewith
          Stock Option Plan

 5        Opinion of Karen Gratch, Esq.      Filed herewith
          as to legality of Plan

23-1      Consent of Karen Gratch, Esq. is
          contained in her opinion filed as
          Exhibit 5 to this Registration
          Statement

23-2      Consent of Price Waterhouse,       Filed herewith
          independent accountants

23-3      Consent of Ernst & Young,          Filed herewith
          independent accountants

24        Powers of Attorney                 Filed herewith